EXHIBIT 99.1
LendingClub to Transfer Listing to Nasdaq; New Ticker Symbol “HAPN” to Reflect the Launch of Happen Bank
Expected First Day of Trading on the Nasdaq Stock Exchange on Monday, June 22, 2026
Company to Ring the Nasdaq Opening Bell on Tuesday, June 30, 2026

SAN FRANCISCO, June 2, 2026/PR Newswire/ — LendingClub Corporation (NYSE: LC) today announced that it will transfer the listing of its common stock to the Nasdaq Stock Market (“Nasdaq”) from the New York Stock Exchange (“NYSE”).

The company’s common stock is expected to begin trading on the Nasdaq Global Select Market on June 22, 2026, under the new ticker symbol – HAPN – to reflect the rebranding of LendingClub Bank to Happen Bank.

The transfer to Nasdaq reflects the company’s position as a growth-oriented, digital bank and strengthens its alignment with investors focused on companies using technology and innovation to drive long-term shareholder value.

“We were founded on the belief that technology could make lending better – and it worked,” said Scott Sanborn, LendingClub CEO. “We’ve since evolved beyond lending into a diversified digital-first bank combining deposits, lending, and a capital-light marketplace model. Just as the Happen Bank brand better reflects everything we do for our members, our move to Nasdaq better reflects the technology and innovation that has always been part of our DNA.”

“Nasdaq is proud to welcome LendingClub as it begins this exciting new chapter,” said J.R. Mastroianni, Head of Exchange Transfers, Listings Services at Nasdaq. “The company’s focus on using technology to make it easy to make smart financial decisions aligns closely with our community of innovation-driven companies, and we look forward to supporting its continued growth.”

No action is required by existing shareholders with respect to the transfer of the listing or the ticker symbol change. LendingClub’s common stock is expected to continue to be listed under the NYSE ticker symbol “LC” through market close on June 18, 2026.

The company plans to commemorate its new listing by participating in the Nasdaq Opening Bell Ceremony on Tuesday, June 30, 2026, at the Nasdaq MarketSite in New York City.

About LendingClub

LendingClub Bank — soon to be Happen Bank — is a digital bank built for the Motivated Middle: high-FICO, high-income, digitally savvy consumers actively managing their financial lives. Our difference? We make it easy for them to access award-winning products that help them keep more of what they earn and earn more on what they save. Our products are aligned by design to reward our five million plus members when they take positive financial steps like saving regularly or making loan payments on time.

Our success is fueled by our advanced credit underwriting, a proprietary technology platform engineered for innovation, and a marketplace bank model that drives value for members, loan investors, and shareholders alike. The result is affordable credit, meaningful value, and a trusted banking relationship — delivered consistently and profitably at scale.

As we look to our next chapter, we’re choosing a name that reflects why we exist: to clear the way for our members to make it happen. Learn more at: https://www.meethappen.com/.

LendingClub Corporation (NYSE: LC) — soon to be Happen, Inc. — is the parent company and operator of LendingClub Bank, National Association, Member FDIC. For more information about LendingClub, visit https://www.lendingclub.com.

Safe Harbor Statement

Some of the statements in this press release, including statements regarding the timing and impact of our listing on Nasdaq and rebranding initiative, are "forward-looking statements." Words such as "plan", "expect", “anticipate” and similar expressions may identify forward-looking statements, although not all forward-looking statements may contain these identifying words. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include: macroeconomic conditions, completing onboarding with Nasdaq, and those factors set forth in the section titled "Risk Factors" in LendingClub Corporation's most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, as well as in its subsequent filings with the Securities and Exchange Commission. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

For Media: Press@lendingclub.com
For Investors: IR@lendingclub.com